EXHIBIT 16.1

June 21, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read CVB Financial Corp.’s statements included under Item 4.01(a) of its Form 8-K filed on June 22, 2007, and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP